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                                                                    EXHIBIT 99.1

                  ISRAMCO, INC. REPORTS SECOND QUARTER RESULTS

HOUSTON, Aug. 22 / Isramco, Inc. (Nasdaq: ISRL) reported today that second quarter 2005 revenues were $1,621,000, compared to $1,526,000 in the second quarter of 2004, an increase of approximately 6.2%. Major components of revenues in the second quarter of 2005 were oil and gas sales ($672,000), revenues from the leasing of the Magic 1 cruise liner ($568,000) and net income of investee-affiliates ($273,000). Revenues for the six months ended June 30, 2005 were $3,405,000 compared to $3,419,000 during the comparable period in 2004.

The Company reported a net loss of $496,000 for the second quarter 2005 compared to no income for the same period in 2004 and net loss of $293,000 for the six months ended June 30, 2005 compared to a net income of $845,000 for the comparable six month period in 2004.

The decrease in net income is primarily attributable to a decrease in gains on securities of certain investee-affiliates of the Company whose securities are traded on the Tel Aviv Stock Exchange, a decline in the volume of gas sales, and costs related to the maintenance and operation of the Magic 1 Cruise liner.

There are currently 2,717,891 shares of Common Stock outstanding.

The Company's quarterly results are summarized below:

                                                      Isramco, Inc.
                                                      (Unaudited)
                                      (in thousands, except for per share income)
                                    For the Three months         For the Six Months
                                       Ended June 30,               Ended June 30,

                                    2005          2004          2005             2004
STATEMENT OF OPERATIONS

Revenues                            $1,621        $1,526         $3,405          $3,419

Total expenses                       2,373         1,253          3,698           2,231

Net income                            (596)           --           (293)            845

Earnings per Common
 Share                               (0.22)           --          (0.11)           0.32

Weighted average
 number of shares
 outstanding                     2,717,891     2,639,853      2,717,891       2,639,853

CASH FLOW DATA

Net cash provided by
 operating activities                   --            --            276           1,538

Net cash provided (used) in
Investing activities                    --            --            279          (9,642)

Net cash provided (used) by
financing activities                    --            --         (1,076)          7,500

BALANCE SHEET DATA

Current assets                          --            --          9,066           9,260

Total Assets                            --            --         39,044          41,358

Current Liabilities                     --            --          2,967           2,670

Total Liabilities                       --            --          9,638          10,842

Total Shareholders
 Equity                                 --            --         29,406          30,516


Forward-Looking Statements

All statements contained herein, as well as oral statements that may be made by the Company or by officers, directors or employees of the Company acting on the Company's behalf, that are not statements of historical fact, constitute "forward-looking statements" and are made pursuant to the safe-harbor provisions of the private securities litigation reform act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. Such risks and uncertainties are outlined in the Company's annual report on form 10-K for 2004, its quarterly reports on form-10-Q, and such other documents as are filed with the securities and exchange commission from time to time. The Company is not obligated to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.